UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

On Assignment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26745 Malibu Hills Road, Calabasas, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2014, On Assignment, Inc. (the “Company”) announced its financial results for the second quarter of 2014.  A copy of the press release is furnished pursuant to Item 2.02 of this Current Report on Form 8-K as Exhibit 99.1. The information in this report, including Exhibit 99.1 attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

As mentioned in the press release, on July 21, 2014, the Board of Directors of the Company approved a share repurchase program not to exceed $100 million of the Company’s shares of common stock. The share repurchase program will be operated in accordance with the requirements of Rule 10b-18 under the Exchange Act, and is effective from August 4, 2014 through the second anniversary of such date unless earlier suspended or discontinued. The program replaces and supersedes an existing authorization of approximately $15.8 million under a prior share repurchase program that was due to expire in October 2014.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of On Assignment, Inc. dated July 30, 2014.

SIGNATURE

Pursuant to the requirements of the Exchange Act the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: July 30, 2014	/s/ Edward L. Pierce
Edward L. Pierce
Executive Vice President and Chief Financial Officer